CONFORMED RESTATED ARTICLES OF INCORPORATION



Explanatory Note: The following exhibit is a conformed version of the Restated Articles of Incorporation of BetzDearborn, which reflects all amendments to such Articles of Incorporation since they were last restated.


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                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                BETZDEARBORN INC.


     1st. The name of the Corporation shall be BETZDEARBORN INC.

     2nd. The location and post office address of its registered office in this Commonwealth is 4636 Somerton Road, Trevose, Pennsylvania.

     3rd. The purposes for which the Corporation is incorporated are: to buy, sell, manufacture, compound, process, develop, handle and otherwise conduct research, deal and trade in chemicals, chemical compounds and chemical products, and equipment, materials and articles of all kinds and descriptions, including, without limiting the generality of the foregoing, chemicals, chemical compounds and chemical products, and equipment, materials and articles for use in the treatment, improvement or control of water, waste, biological and microbiological organisms or of other liquids, gases and solids; and the Corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of Pennsylvania.

     The Corporation is organized under the Business Corporation Law of Pennsylvania.

     4th. The term for which the Corporation is to exist is perpetual.

     5th. The aggregate number of shares which the Corporation has authority to issue is 251,000,000 shares, divided into 1,000,000 Preferred Shares of the par value of $.10 per share, and 250,000,000 Common Shares of the par value of $.10 per share.

     A description of the shares in each class and a statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights granted to or imposed upon the shares of each class, except such thereof as the Board of Directors is authorized to fix, as hereinafter provided, are as follows:

                              I. Preferred Shares

     1. The Preferred Shares may be divided into and issued in series, each series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation shall have authority, by resolution, to establish from time to time new series of Preferred Shares by the allocation thereto of Preferred Shares which are at the time undesignated as to series. In establishing any such new series, the Board of Directors shall, by resolution, fix and determine:

     (a)  A distinguishing designation for such series;


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     (b)  The rate of dividends to be payable on the shares of such series, and the date from which such dividends shall be cumulative upon shares issued prior to the record date for the initial dividend thereon;

     (c) Any redemption provisions with respect to the shares of such series, including the terms and conditions upon which such shares may be redeemed, and the price at which such shares may be redeemed (the directors shall specify whether or not, and the extent to which, the redemption price may be payable in property, which may include shares or other securities owned by the Corporation, and, if payable in property, the method of valuation to be used);

     (d) The amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation;

     (e) The terms and conditions of conversion, including specific rates of conversion, if the Board of Directors determines that the shares of such series shall be convertible into Common Shares or into any other class of shares; and

     (f) Sinking fund provisions, if any, in connection with a redemption or repurchase of the shares of such series.

     In the resolution establishing a new series of Preferred Shares, the Board of Directors may provide for such additional rights, and with respect to rights of redemption and convertibility, such relative preferences between shares of different series, as are consistent with the rights of any outstanding shares of a previously established series, and with all other provisions of this Article 5th. Except as to the various rights and preferences fixed by the Board of Directors in the resolution establishing a new series, all Preferred Shares shall be identical. In case the stated dividends or the amounts payable on liquidation, or both, are not paid in full, all Preferred Shares of all series shall participate ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable thereon if all dividends thereon were declared and paid in full, and, in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable thereon to holders of Preferred Shares were discharged in full.

     2. Dividends. The holders of the Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, out of any funds of the Corporation lawfully available for dividends under the laws of the Commonwealth of Pennsylvania, cash dividends at such rate per share per annum for each particular series as shall have been fixed by the Board of Directors, in the resolution establishing such series, and no more, payable quarterly on such dates as may have been fixed in the resolution establishing such series, or, if no payment dates have been so specified by the Board of Directors, then on such dates as may be determined by the Board of Directors from time to time.


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     Such dividends on the Preferred Shares shall be cumulative from the dates as follows:

     (a) In the case of shares issued prior to the record date for the initial dividend on shares of the series of which such shares shall constitute a part, then from the date fixed as aforesaid for such purpose by the Board of Directors;

     (b) If issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date, then from such dividend payment date; and

     (c) Otherwise, from the dividend payment date next preceding the date of issue of such shares.

     Further restrictions with respect to dividends and distributions on, and acquisitions for value of, Preferred Shares and Common Shares are set forth in
Section 6 of this Part I.

     3. Redemption of Preferred Shares. Except as otherwise provided in Section 6 of this Part I and except to the extent that the resolution of the Board of Directors establishing a particular series shall provide that shares of such series shall not be redeemable, and subject to the terms and conditions of each outstanding series of Preferred Shares fixed as aforesaid, the Corporation may, at the election of the Board of Directors, redeem all or any of the outstanding Preferred Shares, or all or any shares of any series thereof, at any time or from time to time, upon payment in respect of the shares so redeemed of the redemption price fixed as aforesaid by the Board of Directors in respect of the series of which such shares shall constitute a part, together in each case with an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not such dividends shall have been earned or declared (such price, including such amount equal to such accumulated and unpaid dividends, and whether payable in cash or property or partly in cash and partly in property, as herein provided, being hereinafter called the "redemption price").

     Any redemption shall be in such amount, at such place and in such manner as the Board of Directors shall determine. In the case of a redemption of less than all the outstanding Preferred Shares of any series, the particular shares to be redeemed shall be selected by lot in such manner as the Board of Directors shall determine. Notice of every redemption shall be mailed at least 30 days prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

     From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing the redemption price at the time and place specified for the payment thereof pursuant to said notice, all dividends on the Preferred Shares thereby called for redemption shall cease to accrue, and all rights as shareholders in the Corporation of the holders thereof, except the right to receive the redemption price upon


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surrender of their share certificates, shall cease and terminate, and such shares shall not be deemed outstanding for any purpose.

     The Corporation may, however, give or irrevocably authorize the Depositary hereinafter mentioned forthwith to give written notice (in the same manner as the notice of redemption is required to be given as aforesaid) to the holders of all the Preferred Shares selected for redemption that the redemption price has been or will on a date specified be deposited with a designated bank, bank and trust company, or private bank, which shall have an office in Philadelphia, Pennsylvania, and shall have a capital and surplus of not less than $25,000,000 (hereinafter called the "Depositary"), in trust for the account of the holders of such Preferred Shares, and that such holders may receive the redemption price of such Preferred Shares from such Depositary on or after the date of such deposit upon the surrender of their share certificates without awaiting the date fixed for redemption. In such event, if the redemption price shall have been so deposited by the Corporation with such Depositary, all rights as shareholders in the Corporation of the holders of the shares so called, except the right to receive the redemption price from such Depositary, upon such surrender, shall cease and terminate upon the date of such deposit or the date of the giving of such notice or authority, whichever be later, and such Preferred Shares shall thereafter not be deemed to be outstanding for any purpose; provided, that if any shares so called for redemption shall at that time be convertible, the conversion privilege may be exercised in accordance with its terms, but not later than the close of business on the day prior to the date fixed for redemption. Any portion of the redemption price so deposited which represents the redemption price of convertible shares which are actually converted shall promptly be repaid by the Depositary to the Corporation. Any remaining portion of the redemption price so deposited which shall remain unclaimed by the holders of such Preferred Shares at the end of two years after the date so fixed for redemption shall be paid by such Depositary to the Corporation, after which the holders of such Preferred Shares shall look only to the Corporation for payment of the redemption price thereof.

     The provisions of this Section 3 with respect to the rights of holders of Preferred Shares to receive payment of the redemption price are subject in all respects to the provisions of Section 2 of Part III hereof.

     Preferred Shares of any series redeemed, purchased or retired shall be canceled and thereupon restored to the status of authorized but unissued Preferred Shares undesignated as to series.

     4. Liquidation or Dissolution. On any voluntary or involuntary liquidation or dissolution of the Corporation, before any payment or distribution shall be made to the holders of any Common Shares, the holders of the Preferred Shares shall be entitled to be paid the amounts respectively fixed therefor as aforesaid by the Board of Directors in respect of each outstanding series of Preferred Shares, together in each case with an amount equal to all accumulated and unpaid dividends thereon to the date of such payment, whether or not such dividends shall have been earned or declared.


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     After such payment shall have been made in full to the holders of Preferred
Shares, they shall be entitled to no further payment or distribution, and the holders of Common Shares shall be entitled to share ratably in all remaining assets of the Corporation.

     A consolidation with or merger with or into any other corporation or corporations shall not be deemed a liquidation or dissolution of the Corporation within the meaning of this Section 4.

     5. Voting Rights. At each meeting of shareholders of the Corporation, each holder of Preferred Shares shall be entitled to one vote for each such share on each matter to come before the meeting, except as otherwise provided herein or by law.

     If, however, dividends upon any of the Preferred Shares shall be in arrears in an amount equal to six or more quarterly dividends thereon, the holders of the Preferred Shares, voting separately as a class, shall be entitled to elect the number of directors determined as set forth below in this Section 5. The rights granted herein to the holders of Preferred Shares to elect directors in the event of dividend arrearages are referred to herein as "Special Voting Rights" and shall continue until all accumulated and unpaid dividends on the Preferred Shares shall have been paid, whereupon the Special Voting Rights shall cease and the voting rights otherwise provided shall resume, subject to the Special Voting Rights being again revived from time to time upon the reoccurrence of the conditions above described as giving rise thereto. The directors to be elected by the exercise of Special Voting Rights of holders of Preferred Shares are referred to herein as "Preferred Share Directors." The other directors of the Corporation shall be elected by the holders of the Common Shares, voting separately as a class, and are referred to herein as "Common Share Directors."

     At any time after the accrual of Special Voting Rights, a special meeting of shareholders of the Corporation, for the purpose of the initial exercise of such Special Voting Rights, shall be held, upon 30 days' notice, upon call by the Secretary of the Corporation at the written request of any holder of Preferred Shares at the time outstanding, or, if the Secretary shall fail or neglect to call such meeting within 30 days after receipt of such request, then upon call by any such holder, provided, however, that no such special meeting shall be called if the annual meeting of shareholders is to be held within 90 days after the receipt of the foregoing written request from any holder of the Preferred Shares. Upon the mailing of the notice of any meeting of the shareholders of the Corporation at which the Special Voting Rights are to be exercised, the number of directors of the Corporation shall ipso facto be increased to the sum of (i) the number of directors provided for in the Bylaws, plus (ii) that additional number of directors necessary to provide sufficient vacancies to enable the holders of Preferred Shares to elect the Preferred Share Directors. At such meeting of shareholders the number of Common Share Directors shall be that number of directors provided for in the Bylaws (the number of directors which the Corporation would have were it not for the Special Voting Rights). The number of Preferred Share Directors shall be the greater of (i) two or (ii) the number determined by multiplying the number of Common Share Directors by the number of Preferred Shares outstanding on the applicable record date, and dividing the product so obtained by the total number of Common and Preferred Shares outstanding on such record date, provided that if the number of Preferred Share Directors includes a fraction,


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     (a)  such fraction shall be disregarded if less than one-half, or

     (b) the number of Preferred Share Directors shall be increased to the next whole number if such fraction is one-half or more.

The number of directors of the Corporation indicated by the Bylaws may be increased or decreased in such manner as may be permitted by the Bylaws, and without the separate vote of the holders of Preferred Shares, provided that no such action shall impair the right of the holders of Preferred Shares to elect and be represented by the number of directors they are entitled to elect under the Special Voting Rights so long as such Rights are in effect.

     So long as Special Voting Rights are in effect, any vacancy in the Board of Directors caused by the death or resignation of any Preferred Share Director shall, until the next meeting of shareholders for the election of directors, in each case be filled by vote of the remaining Preferred Share Director or Directors, provided that if there shall be no such remaining Director, such vacancy shall be filled for such period by vote of the Common Share Directors. Upon termination of the Special Voting Rights, the term of all Preferred Share Directors then in office shall expire, at which time the number of directors of the Corporation shall revert to that number provided by the Bylaws. For the purpose of this paragraph, a director elected in the manner above provided to fill a vacancy in the number of Preferred Share Directors shall also be deemed to be a Preferred Share Director.

     Further provisions concerning voting rights of the holders of the Preferred Shares are contained in Sections 7 and 8 of this Part I and in Sections 1 and 3 of Part III, below.

     6. Restrictions on Dividends and Purchase of Shares. So long as any Preferred Shares shall be outstanding, no dividend (other than dividends payable in Common Shares) shall be paid or distribution shall be made on the Common Shares, nor shall any Common Shares be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Shares received by the Corporation after January 1, 1970), nor shall any Preferred Shares be redeemed, purchased or otherwise acquired (for sinking fund purposes or otherwise) by the Corporation, except in accordance with a stock purchase offer (which may vary as to terms offered with respect to shares of different series but not with respect to shares of the same series) made to all holders of record of Preferred Shares, unless in each such case,

     (a) all dividends on all outstanding Preferred Shares for all past quarterly dividend periods shall have been paid and full dividends thereon for the then current quarterly dividend period declared and a sum sufficient for the payment thereof set apart; and

     (b) the Corporation shall not be in arrears in respect of any sinking fund obligation or obligation of a similar nature in respect of any series of Preferred Shares.

     7. Certain matters requiring consent of holders of two-thirds of Preferred Shares. So long as any Preferred Shares shall be outstanding, the Corporation shall not, without


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the consent of the holders of at least two-thirds of the Preferred Shares at the time outstanding, given in person or by proxy, either in writing or at a meeting called for the purpose:

     (a) adopt or effect any amendment to the Corporation's Articles of Incorporation or Bylaws, other than an amendment of the nature described under Section 8, below, which would adversely affect the rights or preferences of the Preferred Shares; provided, however, that if any such amendment shall adversely affect the rights or preferences of one or more, but not all, of the several series of Preferred Shares at the time outstanding, or shall unequally affect the rights or preferences of two or more of such series, the consent of the holders of at least two-thirds of the shares of each series adversely affected, similarly given, shall be required in lieu of the consent of the holders of two-thirds of the Preferred Shares; or

     (b) authorize any new class of shares which are senior to the Preferred Shares with respect to the payment of dividends or distributions on liquidation or dissolution.

     8. Certain matters requiring consent of holders of majority of all outstanding shares. The Corporation may increase the authorized number of Preferred Shares, or authorize any new class of shares which are on a parity with the Preferred Shares with respect to the payment of dividends or distributions on liquidation or dissolution, by obtaining the affirmative vote, given in person or by proxy, of the holders of at least a majority of the then outstanding Common Shares and Preferred Shares, voting together and not by class.

                               II. Common Shares

     1. Junior to Preferred Shares. The Common Shares shall rank junior to the Preferred Shares with respect to payment of dividends and distributions on liquidation or dissolution.

     2. Voting Rights. At each meeting of shareholders of the Corporation, each holder of Common Shares shall be entitled to one vote for each such share, on each matter to come before the meeting, except as otherwise provided herein or by law.

     Further provisions concerning voting rights of the holders of Common Shares are contained in Sections 5 and 8 of Part I, above, and in Sections 1 and 3 of
Part III below.

     3. Dividends. After all dividends upon all Preferred Shares for all previous quarterly dividend periods shall have been paid and full dividends thereon for the then current quarterly dividend period declared and a sum sufficient for the payment thereof set apart therefor, and after or concurrently with the setting aside of any and all amounts then or theretofore required to be set aside for any sinking fund obligation or obligation of a similar nature in respect of any series of Preferred Shares, then and not otherwise, and subject to any other applicable


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provisions of Part I hereof, dividends may be declared upon and paid to the holders of the Common Shares, to the exclusion of the holders of the Preferred Shares.

     4. Rights upon Liquidation. In the event of voluntary or involuntary liquidation or dissolution of the Corporation, after payment in full of amounts required to be paid to the holders of the Preferred Shares, the holders of the Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, to share ratably in all remaining assets of the Corporation.

                                  III. General

     1. Except to the extent that a greater affirmative vote may be required by law, the vote of the shareholders for approval of any plan of merger or consolidation (excepting any plan of merger or consolidation for which no shareholder approval is required under the provisions of Pennsylvania law in effect at the time such action is taken); for authorization of any sale of all or substantially all of the Corporation's assets; or for adoption of any amendment of this Section 1 of Part III, must meet the following requirements:

     (a) There must be the affirmative vote (given in person or by proxy) of the holders of at least a majority of the then outstanding Common Shares and Preferred Shares, voting together and not by class; and

     (b) Of the shares (regardless of class) actually represented in person or by proxy at the particular meeting, there must be the affirmative vote of at least two-thirds, voting together and not by class.

     2. If a registered holder of shares of either class does not perfect his right to receive

     (a)  any dividends payable upon his shares, or

     (b) any redemption price due him for Preferred Shares called for redemption by the Corporation,

within three years after the date for determination of those entitled to receive such dividend or redemption price, then such holder shall have no further rights with respect to such dividend or redemption price which shall thereupon become the absolute property of the Corporation, its successors and assigns; provided, however, that the above provisions of this Section may be disregarded by the Board of Directors if and to the extent that counsel designated by the Board, who may be counsel regularly retained by the Corporation, shall advise the Board that such provisions may not be legally enforceable.

     3. Shareholders of the Corporation shall not be entitled to cumulative voting in the election of directors.


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             IV. Provisions Regarding Certain Business Combinations

     1. General. In addition to any other requirements of these Restated Articles of Incorporation and applicable law, every Business Combination involving an Interested Shareholder must either be approved by a majority of the Disinterested Directors or be fair (within the meaning of Section 2 of this Part
IV) to the holders of the Protected Shares of the Corporation.

     2. Fairness Provisions. For purposes of Section 1 of Part IV, to be fair to the holders of Protected Shares of the Corporation, a Business Combination must meet all of the following conditions:

     (a) Minimum Value. The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of each class or series of outstanding Protected Shares regardless of whether the Interested Shareholder has previously acquired any shares of a particular class or series of Protected Shares shall be at least equal to the highest of the following:

          (i) if applicable, the Highest Per Share Price (including any brokerage commissions, transfer taxes and soliciting dealers'
                fees) paid by the Interested Shareholder or any of its Affiliates or Associates for any shares of such class or series of Protected Shares acquired by the Interested Shareholder or any of its Affiliates or Associates (A) within the two year period immediately prior to the Announcement Date or (B) on the Determination Date, whichever is higher;

          (ii) if applicable, the highest preferential amount per share to which the holders of shares of such class or series of Protected Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

          (iii) the Fair Market Value per share of such class or series of Protected Shares on the Announcement Date or the Determination Date, whichever is higher.

     (b) Form of Consideration. The consideration to be received by holders of a particular class or series of outstanding Protected Shares shall be in cash or in the same form as the Interested Shareholder or any of its Affiliates or Associates has paid for shares of such class or series of Protected Shares prior to the Consummation Date. If the Interested Shareholder or any of its Affiliates or Associates has paid for shares of any class or series of Protected Shares


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          with varying forms of consideration, the form of consideration to be received for such class or series of Protected Shares shall be either cash or the form used to acquire the largest number of shares of such class or series of Protected Shares previously acquired by it.

     (c)  Procedural Requirements.

          (i) Maintain Dividends. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, except as approved by a majority of the Disinterested Directors, there shall have been (A) no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Shares of the Corporation, (B) no reduction in the annual rate of dividends paid on the Common Shares except as necessary to reflect any subdivision of the Common Shares, and
                (C) such increase in the annual rate of dividends paid on the Common Shares as was necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which had the effect of reducing the number of outstanding Common Shares.

          (ii) Acquisition of Additional Shares. After such Interested Shareholder has become an Interested Shareholder and prior to the Consummation Date, neither such Interested Shareholder nor any of its Affiliates or Associates shall have become the beneficial owner of any additional Voting Shares at a price less than that provided for by paragraph (a) of Section 2 of this
                Part IV except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

          (iii) No Disproportionate Benefits. After such Interested Shareholder has become an Interested Shareholder, neither such Interested Shareholder nor any of its Affiliates shall have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (iv) Furnish Information. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required pursuant to such Act or any such subsequent provisions).


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     3. Powers of Board of Directors. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Part IV on the basis of the information known to them after reasonable inquiry, (a) the number of Voting Shares beneficially owned by any person, (b) whether a person is an Interested Shareholder or is an Affiliate or Associate of another person, (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph (c) of
Section 6 of this Part IV, (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination have, an aggregate Fair Market Value of $1,000,000 or more, and (e) whether the requirements of paragraph (a) of Section 2 of this Part IV have been met with respect to any Business Combination.

     4. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Part IV shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     5. Amendment, Repeal, Etc. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of not less than 80% of the outstanding Voting Shares, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Part IV.

     6. Definitions. For the purposes of this Part IV:

          (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 7, 1985.

          (b) "Announcement Date" means, with respect to any Business Combination, the date of the first public announcement of such Business Combination.

          (c)  A person shall be a "beneficial owner" of any Voting Shares:

               (i) which such person or any of its Affiliates or Associates owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such Voting Shares.


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          (d)  "Board" means the Board of Directors of the Corporation.

          (e) A "Business Combination" shall mean any one or more of the following:

               (i) any merger or consolidation of the Corporation or any Subsidiary with or into (A) any Interested Shareholder or
                     (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

               (iii) the issuance or transfer by the Corporation or any
                     Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or an Affiliate of any Interested Shareholder; or

               (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class equity securities, or securities convertible into equity securities, of the Corporation or any Subsidiary, including, without limitation, any class or series of Protected Shares, which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

          (f) "Consummation Date" means, with respect to any Business Combination, the date on which such Business Combination is effected.

          (g) "Determination Date" means, with respect to any Interested Shareholder, the date on which such Interested Shareholder first became an Interested Shareholder.

          (h) "Disinterested Director" means any member of the Board who is not an Affiliate or Associate or nominee of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is a member of the Board and who is not an Affiliate or Associate or a nominee of the Interested Shareholder and was recommended to succeed a Disinterested Director by a majority of Disinterested Directors on the Board at the time of such recommendation.

          (i) "Fair Market Value" means (A) in the case of stock, the highest closing sale price during the thirty day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange, Inc. Listed Stocks, or, if such stock is not quoted on such Composite Tape, on the New York Stock Exchange, Inc., or, if such stock is not listed on the New York Stock Exchange, Inc., on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale (or bid, as the case may be) quotation with respect to a share of such stock during the thirty day period preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (B) in the case of property other than cash or stock the Fair Market Value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

          (j) References to "Highest Per Share Price" shall in each case with respect to any class of shares reflect an appropriate adjustment for any dividend or distribution in such shares or any share split, pro rata share distribution or reclassification of outstanding shares of such class into a greater number of shares of such class or any combination or reclassification of outstanding shares of such class into a smaller number of shares of such class.

          (k) "Interested Shareholder" shall mean, in respect of any Business Combination, any person (other than the Corporation) who or which, as of its Announcement Date, or on the day immediately prior to the Consummation Date:

               (i) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Shares; or

               (ii) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Shares; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Shares of the Corporation which were at any time within the two year period immediately prior to the date in question beneficially owned by any Interested Shareholder if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (l) For the purposes of determining whether a person is an Interested Shareholder the number of Voting Shares deemed to be outstanding shall include shares deemed beneficially owned by the Interested Shareholder through application of paragraph (c) of Section 6 of this Part IV, but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

          (m) A "person" shall mean any individual, firm, partnership, joint venture, corporation or other entity.

          (n) "Protected Share" means Common Shares and all other classes of capital stock of the Corporation having, or which may have upon the happening of some contingency, the right to vote for the election of some or all of the directors of the Corporation, regardless of whether at the time in question such shares then have a present right to so vote.

          (o) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

          (p) "Voting Shares" means, at any time, all shares of capital stock of the Corporation entitled to vote generally in the election of directors.

          (q) In the event of any Business Combination in which the Corporation survives, the phrase "consideration to be received" as used in paragraph (b) of Section 2 of this Part IV shall include the Common Shares and/or the shares of any other class of outstanding Protected Shares retained by the holders of such shares.

                       STATEMENT AFFECTING CLASS OR SERIES
                                  OF SHARES OF
                             BETZ LABORATORIES, INC.


     In compliance with the requirements of Section 602 of the Pennsylvania Business Corporation Law approved the 5th day of May, 1933, P.L. 364, as amended, the undersigned corporation hereby certifies under its corporate seal that:

     1. The name of the Corporation is Betz Laboratories, Inc.

     2. The resolution establishing and designating the new series Preferred Shares and fixing and determining the relative rights and preferences of such series, set forth in full is as follows:

     There is hereby established a series of Preferred Shares authorized by
Article 5th of the Articles of Incorporation of the Corporation (such class of Preferred Shares being hereinafter called "Preferred Stock"). The voting rights, designation, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights, if any, of such series not set forth in the Articles of Incorporation of the Corporation are as follows:

     Section 1. Designation and Amount; Special Purpose Restricted Transfer
Issue.

     (A) The shares of such series shall be designated as "Series A ESOP Convertible Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting such series shall be 500,030.

     (B) Shares of Series A Preferred Stock shall be issued originally to Mellon Bank, N.A., as trustee (the "Trustee") of the Employee Stock Ownership Plan of the Corporation (the "Plan"). The Series A Preferred Stock shall be transferable without consequence to any successor trustee under the Plan or to any other person if the Corporation would be allowed a deduction for federal income tax purposes, pursuant to Section 404(k) of the Internal Revenue Code of 1986 or any successor provision, in the full amount of the dividends paid on the Series A Preferred Stock to such other person. Such transferee is hereinafter referred to as a permitted transferee under the Plan. All references to the holder of shares of Series A Preferred Stock shall mean the Trustee or any permitted transferee under the Plan. In the event of any transfer of record ownership of shares of Series A Preferred Stock to any person other than a permitted transferee under the Plan, the shares of Series A Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into Common Shares of the Corporation (hereinafter referred to as shares of Common Stock) on the terms otherwise provided for the conversion of shares of Series A Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting rights, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights, if any, ascribed to shares of Series A Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series A Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Series A Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series A Preferred Stock have been automatically converted as of the date of such transfer and shall be deemed, for purposes of Section 5 hereof, to have surrendered the certificates for the Series A Preferred Stock so converted. Certificates representing shares of Series A Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series A Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law (and the certificates therefor shall be so legended) and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

     Section 2. Dividends and Distributions.

     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $16.00 per share per annum, and no more, payable quarterly in arrears, one-quarter on the 14th day of September, one-quarter on the 14th day of December, one-quarter on the 14th day of March and one-quarter on the 14th day of June of each year (each a "Dividend Payment Date") commencing on September 14, 1989, to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a "Business Day" (as hereinafter defined), the dividend payment otherwise due such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date to holders of record at the start of business on such Business Day. Preferred Dividends shall be cumulative on outstanding shares of Series A Preferred Stock from the date of issuance of such shares of Series A Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have the legal ability to declare dividends, but Preferred Dividends accrued after issuance on the shares of Series A Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

     (B) So long as any shares of Series A Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other class or series of stock ranking on a parity with the Series A Preferred Stock as to dividends unless there shall also be or have been declared and paid on the Series A Preferred Stock dividends for all dividend payment periods of the Series A Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series A Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation or dissolution of the Corporation, junior to the Series A Preferred Stock until full cumulative dividends on the Series A Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation or dissolution of the Corporation, junior to the Series A Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation or dissolution of the Corporation, junior to the Series A Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of liquidation or dissolution of the Corporation, junior to the Series A Preferred Stock.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the voting rights provided for in Article 5th - Part I, Section 5 of the Corporation's Articles of Incorporation.

     Section 4. Liquidation or Dissolution.

     (A) Upon any voluntary or involuntary liquidation or dissolution of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock in respect of distributions upon liquidation or dissolution of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or and other shares ranking junior to the Series A Preferred Stock in respect of distributions upon liquidation or dissolution of the Corporation, liquidating distributions in the amount of $200 per share, plus an amount equal to all accumulated and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation or dissolution of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

     (B) Neither the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation or corporations, nor the consolidation of any other corporation with or the merger of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a liquidation or dissolution of the Corporation for purposes of this
Section 4, but the holders of Series A Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights, if any, provided by Section 8 hereof.

     (C) Written notice of any voluntary or involuntary liquidation or dissolution of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series A Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series A Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the Series A Preferred Stock.

     Section 5. Conversion into Common Stock.

     (A) A holder of a share or shares of Series A Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 and 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to 2.76 shares of Common Stock for each share of Series A Preferred Stock so converted, which conversion rate is subject to adjustment as the Conversion Price is adjusted as hereinafter provided. For purposes hereof the term "Conversion Price" shall initially mean the amount obtained by dividing $200 by 2.76 and thereafter shall be adjusted as hereinafter provided.

     (B) Any holder of a share or shares of Series A Preferred Stock desiring to convert such share or shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation or the transfer agent for the Series A Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series A Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

     (C) Upon surrender of a certificate representing a share or shares of Series A Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall be have been surrendered a certificate or certificates representing shares of Series A Preferred Stock only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

     (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series A Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of
(i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided herein. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock if the record date for such dividends is prior to such effective date. The Corporation shall not be obligated to pay to such persons any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

     (E) The Corporation shall not be obligated to deliver to holders of Series A Preferred Stock any fractional share of shares of Common Stock issuable upon any conversion of such shares of Series A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

     (F) Whenever the Company shall issue shares of Common Stock upon conversion of shares of Series A Preferred Stock as contemplated by this Section 5, the Company shall issue together with each such share of Common Stock one right to purchase Common Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of September 8, 1988 between the Company and Mellon Bank (East) N.A., as Rights Agent, as such agreement may be from time to time amended (the "Rights Agreement"), or any rights issued to holders of Common Stock of the Company in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Company at such time and have not expired.

     (G) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series A Preferred Stock into Common Stock pursuant to the terms hereof. The Corporation shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding and convertible into shares of Common Stock.

     Section 6. Redemption at the Option of the Corporation.

     (A) The Series A Preferred Stock shall be redeemable to the extent provided in this Section 6 and in Sections 7 and 8 below and not otherwise.

     (B) The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time on or after June 19, 1992, for the amount payable in respect of such shares upon liquidation of the Corporation pursuant to Section 4 hereof. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (E) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series A Preferred Stock called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding and all rights in respect of such shares shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Corporation.

     (C) The Corporation may, at its option, elect to redeem any or all of the shares of Series A Preferred Stock notwithstanding that such redemption takes place prior to June 19, 1992 for the amount payable in respect of such shares upon liquidation of the Corporation pursuant to Section 4 hereof, which amount shall be payable by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (E) of this Section 6, upon the occurrence of any of the following events: (i) In the event of a change in the federal tax law of the United States of America which has the effect of precluding the Corporation from claiming all or any portion of the tax deductions for dividends paid on the Series A Preferred Stock when such dividends are used as provided under Section 404(k) (2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series A Preferred Stock are initially issued; (ii) In the event the last reported sales price, regular way, of a share of Common Stock, as reported on the principal national securities exchange on which such stock is listed or admitted to trading that is also the principal market for the Common Stock or, if the principal market for the Common Stock is not a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as reported by NASDAQ, for at least twenty (20) trading days within a period of thirty (30) consecutive trading days ending within five
(5) days of the notice of redemption, equals or exceeds one hundred fifty percent (150%) of the Conversion Price in effect during such period (giving effect in making such calculation to any adjustments required by Section 9 hereof); or (iii) In the event that the Plan is terminated in accordance with its terms;

     (D) Unless otherwise required by law, the Corporation shall cause notice of any redemption under this Section 6 to be sent to the holders of Series A Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series A Preferred Stock by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and
(vi) the conversion
rights of the shares to be redeemed, the period within which conversion rights may be exercised, which period shall not end prior to the redemption date, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 6.

     (E) The Corporation, at its option, may make payment of the redemption price payable upon any redemption of shares of Series A Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (H) of Section 9 hereof). Whenever the Company shall issue shares of Common Stock in payment of all or a portion of the redemption price pursuant to this paragraph, the Company shall issue together with each such share of Common Stock one right to purchase Common Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement, or any rights issued to holders of Common Stock of the Company in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Company at such time and have not expired.

     Section 7. Redemption at the Option of the Holder.

     Shares of Series A Preferred Stock shall be redeemed by the Corporation at the option of the holder at any time and from time to time when and to the extent necessary: (i) for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan, or any successor plan; (ii) for such holder to make any payments of principal, interest or premium due and payable (whether scheduled or upon acceleration) under the Note Purchase Agreement among the Trustee, Prudential Insurance Company of America or one of its affiliates or any successor lender (collectively, the "Lender") and the Corporation or any other indebtedness incurred by the holder for the benefit of the Plan; or (iii) for such holder to meet the diversification requirements set forth in Section 401(a) (28) of the Internal Revenue Code, as amended. Such shares shall be redeemed by the Corporation for cash or, except for a redemption pursuant to clause (iii) above, if the Corporation so elects, in shares of Common Stock or a combination of such shares and cash, any such shares of Common Stock to be valued (as defined in paragraph (H) of Section 9 hereof), at a redemption price equal to the Fair Market Value (as defined in paragraph (H) of Section 9 hereof) of the shares of Series A Preferred Stock to re redeemed, upon written notice by the holder to the Corporation, given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, setting forth (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the reason for the redemption; and (iv) the holder's certification that the reason for the redemption and the extent of the redemption are proper under this Section 7. If the Company makes payment of all or a portion of the redemption price in shares of Common Stock, the holder shall be entitled to receive, together with each share of Common Stock, one right to purchase Common Stock (or other securities in lieu thereof) as provided in
Section 6(E) hereof.

     Section 8. Consolidation, Merger, etc.

     (A) In the event that the Corporation shall consummate any consolidation or merger or similar business combination pursuant to which the outstanding shares of the Corporation's Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely in to stock of the Corporation or any successor or resulting corporation or other enterprise that constitutes "employer securities" with respect to a holder of Series A Preferred Stock within the meaning of Section 409(e) of the Internal Revenue Code of 1986, as amended, and "qualifying employer securities" within the meaning of Section 407(e)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law ("employer securities" and "qualified employer securities" being hereinafter collectively referred to as "qualified employer securities"), and, if applicable, for cash payment in lieu of fractional shares, if any, the shares Series A Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of the Corporation or such successor or resulting corporation or other enterprise, having in respect of such corporation or other enterprise, insofar as possible, the same voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights, if any (including the redemption rights provided by Sections 6, 7 and 8 hereof), that the Series A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series A Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series A Preferred Stock, then the shares of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights or election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Series A Preferred Stock as preferred stock of any such successor or resulting corporation shall successively be subject to adjustments pursuant to
Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of Series A Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

     (B) In the event that the Corporation shall consummate any consolidation or merger or similar business combination pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series A Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Section 8), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted at such time so that each share of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series A Preferred Stock, then the shares of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

     (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (B) of this Section 8, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series A Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation in redemption and retirement of such Series A Preferred Stock, a cash payment equal to the amount payable in respect of shares of Series A Preferred Stock upon liquidation of the Corporation pursuant to Section 4 hereof. No such notice of the redemption shall be effective unless given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

     Section 9. Anti-Dilution Adjustments.

     (A) In the event the Corporation shall at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding (i) pay a dividend or make any other distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or other distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

     (B) In the event that the Corporation shall at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding issue to holders of shares of Common Stock as a dividend or other distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs
(F) and (G) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants whether or not such rights and warrants are fully exercisable at the time of initial issuance.

     (C) In the event the Corporation shall at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement or any stock option or stock incentive plan, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or entered into) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of paragraphs (F) and (G) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of
(i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (I) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (II) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation.

     (D) In the event the Corporation shall, at any time or from time to time while any shares of Series A Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or other distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement or any stock option or stock incentive plan (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or entered into, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (F) and (G) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (iii) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (I) the Fair Market Value of a share of Common Stock on the date immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (II) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights and warrants whether or not such rights and warrants are fully exercisable at the time of initial issuance.

     (E) In the event the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (F) and (G) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the application expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series A Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series A Preferred Stock may be converted at such time.

     (F) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

     (G) If the Corporation shall make any dividend or other distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, such adjustment shall be made effective as of such date as is determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(G), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those provided for in the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

     (H) For purposes of the provisions governing the Series A Preferred Stock, the following definitions shall apply:

     "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date as of which the Current Market Price or Fair Market Value of a security is to be determined.

     "Board of Directors" of the Corporation shall include a duly authorized and appointed committee thereof.

     "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the principal national securities exchange on which such security is listed or admitted to trading that is also the principal market for the Common Stock or, if the principal market for such security is not a national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on any such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation, in each case, on such trading day during the Adjustment Period.

     "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of Series A Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividends or other cash distributions together with the amount of all cash dividends and other cash distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro

Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date or purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraphs (B) or (C) of this Section 9), evidence of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9.

     "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.

     The "Fair Market Value" of any security or of any other property which is not publicly traded shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors available to make such determination, as determined in good faith by the Board of Directors of the Corporation.

     "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

     "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series A Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(G), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act on the date shares of Series A Preferred Stock are initially issued by the Corporation or in such other terms and conditions as the Board of Directors of the Corporation shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

     (I) Whenever an adjustment to the Conversion Price of the Series A Preferred Stock is required pursuant to the terms hereof, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series A Preferred Stock, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion rate of the Series A Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price of the Series A Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion rate to each holder of shares of the Series A Preferred Stock.

     Section 10. Miscellaneous.

     (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Corporation, to its principal executive office (Attention: Secretary) or to the transfer agent for the Series A Preferred Stock, or other agent of the Corporation designated as permitted by this Resolution or (ii) if to any holder of the Series A Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

     (B) The term "Common Stock" as used in this Resolution means the Corporation's Common Stock, par value $0.10 per share, as the same exists at the date of original issuance of the Series A Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 hereof the holder of any share of the Series A Preferred Stock upon thereafter surrendering such share for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series A Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8 and 10 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

     (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (D) In the event that a holder of shares of Series A Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series A Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

     (E) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Preferred Stock.

     3. The aggregate number of shares of such series established and designated by (a) such resolution, (b) all prior statements, if any, filed under the Pennsylvania Business Corporation Law with respect thereto, and (c) any other provision of the Articles of Incorporation is 500,030.

     4. The foregoing resolution was adopted, and the filing of this Statement Affecting Class or Series of Shares was authorized, by the Board of Directors of the Corporation at a duly called meeting held on the 19th day of June, 1989.

     IN WITNESS WHEREOF, this Corporation has caused this Statement Affecting Class or Series of Shares to be executed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 19th day of June, 1989.

                                            BETZ LABORATORIES, INC.


(Corporate Seal)
                                            By: /s/ William C. Brafford
                                                -------------------------------
                                                William C. Brafford
                                                Vice President
ATTEST:


/s/ Peter D. Heinz
-------------------
Peter D. Heinz,
Assistant Secretary